UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 20, 2012


                            INDEPENDENCE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54323                  20-3866475
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

3020 Old Ranch Parkway, Suite 300, Seal Beach, CA                   90740
   (Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (562) 799-5588

                                       n/a
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On June 20, 2012, Independence Energy Corp., ("we", "us", "our") received a cease trade order from the British Columbia Securities Commission ("BCSC") due to non compliance with BC Instrument 51-509 which requires disclosure filings to be made by any companies which have British Columbia ("BC") connections and have their securities quoted on any of the Over the Counter Markets. We do not currently have any BC connections which would trigger compliance with BC Instrument 51-509, but we have been advised that our prior management was resident in the province.

We are currently in the process of ascertaining the residential status of our former management from the time that BC Instrument 51-509 came into effect and will evaluate our options as they pertain to the BCSC cease trade order once we have gathered all pertinent info. The BCSC cease trade order should have minimal effect on shareholders outside of the Province of British Columbia and we will update on any new development as they occur.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.


/s/ Gregory C. Rotelli
----------------------------------
Gregory C. Rotelli
President and Director

Date: June 26, 2012


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